SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 17, 2005

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
480 E. 6400 South, Ste 230
Salt Lake City, Utah 84107
(Address of principal executive offices)
(801) 266-9393
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________

Item 8.01. Other Events:

CoConnect prevails on legal motions in Heritage Communications, Inc. vs. CoConnect, Inc.

On November 3, 2005, the court granted our Motion to Disqualify Counsel for Heritage Communications, Inc. in case #05-091-1718. The Motion to Disqualify Counsel involves a lawsuit filed in the State of Utah, Third District Court against CoConnect, Inc. and several of our agents and consultants by attorney Brian W. Steffensen, Martin Tanner, former director Jerry Warnick and David Thayne (together the “Heritage Parties”). As a result of the Court granting our Motion to Disqualify Mr. Steffensen the Court noted: While Mr. Steffensen attempts to downplay his role with respect to defendant CoConnect, it is clear that he was directly involved in issues that concerned both defendant CoConnect and Heritage Communications. Accordingly, the Court grants the defendants Motion to Disqualify.

On November 15, 2005, in a minute entry, the court reminded Mr. Steffensen that he has been disqualified as counsel for Heritage Communications, Inc. as of November 3, 2005 and that he may not represent Heritage Communications.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

COCONNECT, INC.

Date: November 17, 2005

  By: /s/ L.J. Eikov

L.J. Eikov

Chief Executive Officer and member of the board

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